UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2018

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Promotion of Executive Officers

The Board of Directors of the Company, effective July 23, 2018, promoted Bryan H. Fairbanks from Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer. Mr. Fairbanks will receive an annual base salary increase from $309,200 to $340,000, an increase in the annual cash incentive target from 60% to 75% of the new base salary and an increase in the long term incentive target from 115% to 145% of the new base salary.

The Board of Directors of the Company, effective July 23, 2018, also promoted Adam D. Zambanini from Vice President, Marketing to President of Trex Residential Products. Mr. Zambanini will receive an annual base salary increase from $273,000 to $340,000, an increase in the annual cash incentive target from 60% to 75% of the new base salary and an increase in the long term incentive target from 115% to 145% of the new base salary.

Other than as previously stated, no other changes were made to the existing compensation structure or the participation in Company benefits, plans or award eligibility for either executive officer. For a summary of previous experience and all compensation currently received by the aforementioned executive officers, please see the Executive Officers, Summary Compensation Table, All Other Compensation Table, Grants of Plan-Based Awards, Outstanding Equity Awards at Fiscal-Year End, 2017 Option / SAR Exercises and Stock Vested, Severance and Change in Control Compensation as of December 31, 2017 and Compensation Discussion and Analysis sections in the Company’s Definitive Proxy pursuant to section 14(a) of the Securities Exchange Act of 1934 filed on March 22, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: July 23, 2018	/s/ James E. Cline
James E. Cline President and Chief Executive Officer